UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

(Amendment No. 3)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

Health in Harmony, Inc.
(Name of Registrant as Specified in Charter)

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HEALTH IN HARMONY, INC.

464 Gorge Road, #3E

Cliffside Park, New Jersey 07910

(917) 952-9791

INFORMATION STATEMENT

January   , 2013

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF HEALTH IN HARMONY, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This Information Statement is being furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of Health in Harmony, Inc., in connection with the actions by written consent of the holders of a majority of its issued and outstanding shares of Common Stock taken without a meeting to approve the actions described in this Information Statement. In this Information Statement, all references to “we,” “us” or “our” refer to Health in Harmony, Inc., a Nevada corporation. We are mailing this Information Statement to our stockholders of record as of November 14, 2012 (the “Notice Record Date”) on or about          , 2013. This Information Statement replaces and supersedes in its entirety the Information Statement previously mailed to our stockholders of record on or about November 30, 2012.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission under the Exchange Act, the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

We will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Actions by Board of Directors and Consenting Stockholders

As of November 14, 2012, in accordance with Section 78.320 of the Nevada Revised Statutes, as amended (the “NRS”), our Board of Directors (the “Board”) unanimously adopted resolutions approving the following actions (each, an “Action” and collectively, the “Actions”):

1.	To amend our Articles of Incorporation, as amended to date (the “Articles of Incorporation”), to increase the number of authorized shares of Common Stock from 75,000,000 to 100,000,000.
2.	To amend the Articles of Incorporation to authorize 10,000,000 shares of “blank check” preferred stock;
3.	To approve a 2-for-1 forward stock split of the issued and outstanding shares of our Common Stock; and
4.	To authorize, but not require, our Board of Directors to amend the Articles of Incorporation to effect a change of our name from “Health in Harmony, Inc.” to “Life Care Medical Devices Limited”.

In order to obtain the approval of our stockholders for the Actions, we could have convened a special meeting of the stockholders for the specific purpose of voting on such matters. However, Section 78.320 of the NRS provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of common stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect the above Actions as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the holders of a majority of the outstanding shares of our Common Stock.

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As of the close of business on November 14, 2012, (the “Voting Record Date”) we had 6,900,000 shares of Common Stock outstanding and entitled to vote on the Actions. Each share of Common Stock outstanding as of the close of business on the Voting Record Date was entitled to one vote.

As of the Voting Record Date, pursuant to Section 78.320 of the NRS, we received written consents for the Actions from stockholders holding an aggregate of 4,000,000 shares of our Common Stock, representing 57.97% of our outstanding shares of Common Stock. Thus, your consent is not required and is not being solicited in connection with the approval of the Actions.

The following sets forth those holders of our Common Stock who consented to the Actions and provides the number of shares beneficially owned and the percentage interest of outstanding shares of Common Stock for each such holder (the “Majority Stockholders”) as of the Voting Record Date:

Holder	Amount of Beneficial Ownership of Common Stock	Percentage of Common Stock

Tungsten 74 LLC (1)	4,000,000	57.97%

(1)	Tungsten 74 LLC is controlled by Viacheslav Kriventsov. Dr. Nickolay Kukekov, our Chief Executive Officer and a director, is a non-controlling member of Tungsten 74 LLC, and disclaims beneficial ownership in Tungsten 74 LLC except to the extent of his pecuniary interest therein. Tungsten 74 LLC’s address is 464 Gorge Road, #3E, Cliffside Park, New Jersey 07910.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 25, 2013 with respect to the holdings of:

•	each person known to us to be the beneficial owner of more than 5% of the common stock;

•	each of our directors, nominees for director and named executive officers; and

•	all directors and executive officers as a group.

To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Except as otherwise indicated, the address of each of the persons named in the table below is c/o Health in Harmony, Inc., 464 Gorge Road, #3E, Cliffside Park, New Jersey 07910.

Name of Beneficial Owner and Address	Amount of Beneficial Ownership of Common Stock	Percent of Common Stock (1)
Tungsten 74 LLC (2)	4,000,000	57.97%
Chromium 24, LLC (3)	584,482	8.47%
New World Merchant Partners LLC (4)	437,500	6.34%
Znatnov Andrey (5)	383,990	5.57%
Nickolay Kukekov (6)	---	---
Susanna Janse van Vuuren	---	---
All directors and executive officers as a group (2 people) (6)	---	---

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(1)	Based on 6,900,000 shares of Common Stock issued and outstanding as of January 25, 2013.

(2)	Tungsten 74 LLC is controlled by Viacheslav Kriventsov. Dr. Nickolay Kukekov, our Chief Executive Officer and a director, is a non-controlling member of Tungsten 74 LLC, and disclaims beneficial ownership in Tungsten 74 LLC except to the extent of his pecuniary interest therein.

(3)	Chromium 24, LLC is controlled by John Kalem. Dr. Nickolay Kukekov is a non-controlling member of Chromium 24, LLC, and disclaims beneficial ownership in Chromium 24, LLC except to the extent of his pecuniary interest therein. Chromium 24, LLC’s address is 135 East 18th Street, New York, New York 10003.

(4)	New World Merchant Partners LLC is controlled by Andrew J. Glashow, and its address is 700 White Plains Road, Suite 317, Scarsdale, New York 10583.

(5)	Mr. Andrey’s address is 305 W. 50th Street, Apt. 25A, New York, New York 10019.

(6)	Does not include the shares held by Tungsten 74 LLC or Chromium 24, LLC, of which Dr. Kukekov is a non-controlling member.

EXECUTIVE COMPENSATION

Presently, none of our current or resigning officers or directors have received or will receive any compensation for services rendered to us. We currently have no funds available to pay officers or directors. Further, none of the officers or directors are accruing any compensation pursuant to any agreement with us. We have not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our employees, nor do any of our executive officers have any “golden parachute” arrangement with us.

CHANGES IN CONTROL

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of our outstanding securities, other than as set forth above.

On October 31, 2012 (the “Closing Date”), Susanna Janse Van Vuuren (the “Selling Stockholder”), the owner of an aggregate of 4,000,000 shares of common stock of the Company, representing approximately 58.0% of the issued and outstanding common stock of the Company (the “4,000,000 Shares”), entered into and performed a Securities Purchase Agreement (“SPA”) pursuant to which the Selling Stockholder sold the 4,000,000 Shares to Tungsten 74 LLC, a Delaware limited liability company. Pursuant to the SPA, the Selling Stockholder sold the 4,000,000 Shares to Tungsten 74 LLC for aggregate consideration of $311,108.00, or approximately $0.0778 per share, less any liabilities. The SPA is described in the Form 8-K filed by the Company with the Securities and Exchange Commission on November 16, 2012.

There are no current definitive arrangements or agreements which will result in a change in control. See “RECENT DEVELOPMENTS” below.

RECENT DEVELOPMENTS

We are currently in negotiations with Life Care Medical Devices Limited, a Hong Kong SAR corporation (“Life Care Medical”), with respect to a potential share exchange and reorganization agreement pursuant to which we would acquire Life Care Medical as our wholly-owned subsidiary (the “Proposed Transaction”). As currently contemplated, (a) Tungsten 74 LLC, a Delaware limited liability company and the holder of approximately 57.97% of our Common Stock (“Tungsten”), would deliver all of its Common Stock to us for cancellation and (b) the stockholders of Life Care Medical would exchange all of the issued and outstanding shares of Life Care Medical currently held by them for such number of shares of Common Stock as shall constitute approximately 83.4% of the then outstanding Common Stock. As the definitive agreement and other transaction documents are still being negotiated, we can give no assurance as to the ultimate form or terms of the Proposed Transaction or that the Proposed Transaction will be consummated at all.

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Dr. Nickolay Kukekov, our Chief Executive Officer and a director, is a non-controlling member of Tungsten and of Chromium 24, LLC, which holds approximately 8.47% of our Common Stock. Tungsten is controlled by Viacheslav Kriventsov and Chromium 24, LLC is controlled by John Kalem. Dr. Kukekov further beneficially owns approximately 7.5% of Life Care Medical and, assuming the Proposed Transaction is consummated in its currently proposed form, will receive shares of our Common Stock equal to approximately 6.2% of our total Common Stock outstanding post-transaction. Glenn Foley, the Chairman and Executive Director of Life Care Medical, directly owns approximately 9.25% of its common stock. Furthermore, Mr. Foley is a Managing Director and the holder of 26% of the membership interests of Medical Device International LLC, which owns approximately 25.34% of the common stock of Life Care Medical. Arthur Malvett, the Chief Operating Officer and a director of Life Care Medical, directly owns approximately 9.45% of its common stock. Furthermore, Mr. Malvett is the holder of 49% of the membership interests of Medical Device International LLC.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

As of November 14, 2012, the Board and the Majority Stockholders adopted and approved a resolution to effect an amendment to the Articles of Incorporation to increase the number of shares of authorized common stock from 75,000,000 to 100,000,000 (the “Authorized Shares Amendment”). The proposed amendment to the Articles of Incorporation with respect to the Authorized Shares Amendment is included in the attachment marked as Annex A to this Information Statement.

On November 14, 2012, we had 75,000,000 shares of Common Stock authorized, of which 6,900,000 shares were issued and outstanding. As a result of the Authorized Shares Amendment, we will have 100,000,000 shares of Common Stock authorized for issuance, of which 93,100,000 will be available for issuance (86,200,000 after also giving effect to the two-for-one (2:1) forward stock split referenced below) without seeking further action or vote of our stockholders.

The issuance by us of Common Stock could dilute both the equity interests and the earnings per share of existing holders of our Common Stock. Such dilution may be substantial, depending upon the amount of shares issued.

If the Authorized Shares Amendment is approved, we may use our shares of common stock for, among other things:

•	raising working capital;

•	providing equity incentives to employees, officers or directors;

•	establishing strategic relationships with other companies;

•	expanding our business through acquisitions and other investment opportunities;

•	paying existing and future obligations and commitments; and

•	for general corporate purposes.

Currently, we have no definitive plans or arrangements to issue any such shares, although the Company evaluates from time to time potential transactions that may result in the issuance of shares. Any such use or issuance of our shares would be regardless of whether the Authorized Share Amendment is effected. Additionally, we would not need to effect the Authorized Share Amendment to consummate the Proposed Transaction as it is currently contemplated.

The holders of our Common Stock are not entitled to preemptive rights with respect to the issuance of additional Common Stock or securities convertible into or exercisable for Common Stock. Stockholders should recognize that the issuance of additional shares of Common Stock might dilute the ownership and voting rights of stockholders and, depending upon the price at which the shares are issued, could be dilutive to existing stockholders and have a negative effect on the trading price of our Common Stock. Furthermore, any additional issuance of Common Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our company. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of Common Stock to persons whose interests are aligned with that of the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

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The Board believes that it is advisable and in our best interests to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for our future needs. The unissued shares of Common Stock, whether as a result of the Authorized Share Amendment or otherwise, will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.

Other than the Authorized Shares Amendment and the creation of the “blank check” Preferred Stock, referenced below, our Board does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of our company. While it is possible that management could use the additional authorized shares of Common Stock or Preferred Stock to resist or frustrate a third-party transaction that is favored by a majority of our independent stockholders, we have no intent, plans or proposals to use additional shares of Common Stock or the newly created Preferred Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE 10,000,000 SHARES OF “BLANK CHECK” PREFERRED STOCK

General

As of November 14, 2012, the Board and the Majority Stockholders adopted and approved a resolution to effect an amendment to the Articles of Incorporation to authorize the creation of 10,000,000 shares, designated as “Preferred Stock” (the “Preferred Stock Amendment”). The Preferred Stock may be issued from time to time in one or more series by our Board of Directors. Our Board of Directors will be expressly authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of Preferred Stock. The proposed amendment to the Articles of Incorporation with respect to the Preferred Stock Amendment is included in the attachment marked as Annex A to this Information Statement.

Purpose of the “Blank Check” Preferred Stock

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock may grant the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over a company's common stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our company, or as may be required by the capital markets, the Preferred Stock Amendment will create 10,000,000 authorized shares of “blank check” Preferred Stock for us to issue.

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by our Stockholders and the terms, rights and features of which are determined by our Board upon issuance. The authorization of such “blank check” Preferred Stock permits our Board to authorize and issue Preferred Stock from time to time in one or more series without seeking further action or vote of our stockholders.

Principal Effects of the “Blank Check” Preferred Stock

Subject to the provisions of the Preferred Stock Amendment and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by our stockholders. The Board would be required to make any determination to issue shares of Preferred Stock based on its judgment as to what is in our best interests and the best interests of our stockholders.

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The authorization of the “blank check” Preferred Stock will provide us with increased financial flexibility in meeting future capital requirements. It will allow Preferred Stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose. It is anticipated that such purposes may include, without limitation, exchanging Preferred Stock for Common Stock, the issuance for cash as a means of obtaining capital for our use, issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets, or issuance as part or all of an equity compensation plan.

The issuance by us of Preferred Stock could dilute both the equity interests and the earnings per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the number of shares issued. The newly authorized shares of Preferred Stock could also have voting rights superior to our Common Stock, and in such event would have a dilutive effect on the voting power of our existing stockholders.

Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our company. Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of Preferred Stock to persons friendly to our Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

We have (i) no definitive plans or commitments for the issuance or use of the Preferred Stock in connection with any financing, and (ii) no definitive plans, proposals or arrangements, written or otherwise, at this time to issue any of the Preferred Stock in connection with a merger, share exchange or acquisition. The issuance of any shares of Preferred Stock would be completely dependent on future events, and at this time the Company cannot be certain that any such future events will occur. Additionally, we would not need to effect the Preferred Stock Amendment to consummate the Proposed Transaction as it is currently contemplated.

AMENDMENT OF OUR ARTICLES OF INCORPORATION TO AFFECT A FORWARD SPLIT AT A RATIO OF TWO FOR ONE

General

As of November 14, 2012, the Board and the Majority Stockholders adopted and approved a resolution to amend the Articles of Incorporation to affect a forward split of the Common Stock at a ratio of two-to-one (2:1) (the “Forward Split”).

Purpose of the Forward Split

Affecting the Forward Split would result in a larger number of shares in the public float and we believe will result in a lower stock price, and may encourage investor interest and improve the marketability and liquidity of the Common Stock. In deciding to implement the Forward Split, the Board considered among other things: (i) the market price of the Common Stock; (ii) the number of shares of Common Stock that will be outstanding after the Forward Split; (iii) the stockholders’ equity; (iv) the shares of Common Stock available for issuance in the future; and (v) the nature of our operations assuming the consummation of the Proposed Transaction (as defined below under “AMENDMENT OF OUR ARTICLES OF INCORPORATION TO AFFECT A CHANGE OF NAME FROM HEALTH IN HARMONY, INC. TO LIFE CARE MEDICAL DEVICES LIMITED”), although the Forward Split will be effected regardless of whether the Proposed Transaction is consummated and is not contingent thereon. Upon implementation of the Forward Split, each share of our issued and outstanding Common Stock will be converted into two shares of Common Stock. Although the Action to authorize the Forward Split has been prompted by the Proposed Transaction, the potential beneficial effects of the Forward Split to the Company and its stockholders apply regardless of whether the Company enters into the Proposed Transaction or not and, accordingly, the Forward Split is not contingent on the Proposed Transaction in any way. The proposed amendment to the Articles of Incorporation with respect to the Forward Split is included in the attachment marked as Annex A to this Information Statement.

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Potential Risks of the Forward Split

When the Forward Split becomes effective, there can be no assurance that any future bid price of the Common Stock will continue at a level in proportion to the increased number of outstanding shares resulting from the Forward Split. Additionally, the liquidity of the Common Stock could be affected adversely by the increased number of shares outstanding after the Forward Split. Although the Board believes that a lower stock price may help generate investor interest and increased volume in trading of the Common Stock, there can be no assurance that the Forward Split will result in a per-share price that will attract institutional investors or investment funds, or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the increased liquidity that may result from having greater shares issued and outstanding may not be offset by increased investor interest in our Common Stock.

Potential Effects of the Forward Split

Pursuant to the Forward Split, each share of the Common Stock issued and outstanding immediately prior to the effectiveness of the Forward Split, will become two shares of the same class of the Common Stock after consummation of the Forward Split. As of the Voting Record Date, we had 75,000,000 authorized shares of Common Stock, of which 6,900,000 shares were issued and outstanding. The number of issued and outstanding shares of Common Stock will be increased to a number that will be approximately equal to the number of shares of Common Stock issued and outstanding, immediately prior to the effectiveness of the Forward Split, multiplied by two, so that there will be approximately 13,800,000 shares of Common Stock outstanding post-Forward Split. Although, after the effective date of the Forward Split, each stockholder will own a greater number of shares of the Common Stock, the Forward Split will, subject to the provisions for elimination of fractional shares, affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us. With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the Forward Split will remain the same. Further, it is not anticipated that our financial condition, the percentage ownership of management, the number of stockholders, or any aspect of our existing or proposed business will materially change, as a result of the Forward Split. While the Forward Split alone would not change the number of authorized shares of the Common Stock as designated by our Articles of Incorporation, the Board has recommended, and pursuant to a written consent the Majority Stockholders have approved, the increase to the authorized shares as described above. Accordingly, after the Forward Split and the Authorized Shares Amendment, we will have 86,200,000 shares of Common Stock authorized and available for issuance.

Exchange Act Registration

We will continue to be subject to the periodic reporting requirements of the Exchange Act. The Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed Forward Split will not affect the registration of the Common Stock under the Exchange Act.

Fractional Shares

No fractional shares of post-Forward Split Common Stock will be issued to any stockholder in connection with the Forward Split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of Common Stock to stockholders who would otherwise be entitled to receive fractional shares of Common Stock following the Forward Split, any fractional shares which result from the Forward Split will be rounded to the next whole share.

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Effectiveness of the Forward Split and Procedure for Exchange of Stock Certificates

Commencing on the Effective Date, each certificate evidencing shares of the Common Stock will be deemed for all corporate purposes to evidence ownership of the increased number of shares of Common Stock resulting from the Forward Split. We will obtain a new CUSIP number for the Common Stock at the time of the Forward Split. As soon as practicable after the Effective Date, stockholders should contact our transfer agent, VStock Transfer, LLC, attention Chief Executive Officer, 77 Spruce Street, Suite 201, Cedarhurst, New York 11516, to arrange to surrender their certificates representing shares of pre-Forward Split Common Stock in exchange for certificates representing shares of post-Forward Split Common Stock. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) to our transfer agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE.

Accounting Consequences

The par value per share of our Common Stock will remain unchanged after the Forward Split. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the Common Stock will be increased proportionally, based on the exchange ratio of two for one (2:1), from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be decreased because there will be more shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Forward Split.

Federal Income Tax Consequences of the Forward Split

The following is a summary of certain material federal income tax consequences of the Forward Split. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Forward Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of common stock were, prior to the Forward Split, and will be, after the Forward Split, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Forward Split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Forward Split shares of common stock for post-Forward Split shares of common stock pursuant to the Forward Split. The aggregate tax basis of the new shares of common stock received in the Forward Split will be the same as the stockholder’s aggregate tax basis in the pre-Forward Split shares of common stock exchanged therefor. The stockholder’s holding period for the post- Forward Split shares will include the period during which the stockholder held the pre-Forward Split shares of common stock surrendered in the Forward Split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY US IN CONNECTION WITH OUR PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

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Our view regarding the tax consequences of the Forward Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Forward Split.

AMENDMENT OF OUR ARTICLES OF INCORPORATION TO AFFECT A CHANGE OF NAME FROM HEALTH IN HARMONY, INC. TO LIFE CARE MEDICAL DEVICES LIMITED

As of November 14, 2012, the Board and the Majority Stockholders adopted and approved a resolution to authorize, but not require, an amendment to the Articles of Incorporation to change our name from “Health In Harmony, Inc.” to “Life Care Medical Devices Limited” (the “Name Change Amendment”). The Board expects to, but has the right not to, cause the Name Change Amendment if we affect the Proposed Transaction. We can give no assurance that we will enter into the Proposed Transaction or any other transaction with Life Care Medical. The proposed amendment to the Articles of Incorporation with respect to the Name Change Amendment is included in the attachment marked as Annex A to this Information Statement.

The change of our name will not by itself have any effect on our corporate status or the rights of stockholders, or affect in any way the validity of currently outstanding stock certificates or the trading of our securities. Our stockholders will not be required to surrender or exchange any of our stock certificates that they currently hold. Stockholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering the old certificates to our transfer agent.

The NRS does not grant our stockholders dissenter’s rights or rights of appraisal upon any amendment of the Articles of Incorporation to change our name.

If the Name Change Amendment is effected, we intend to apply for a new ticker symbol and a new CUSIP number of our Common Stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, we will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which we should direct the additional copy of the Information Statement, to us at Health in Harmony, Inc., c/o Herrick, Feinstein LLP, 2 Park Avenue, New York, New York 10016; attention: Stephen E. Fox.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to our principal executive offices.

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By Order of the Board of Directors,

/s/ Nickolay Kukekov
Nickolay Kukekov
Chief Executive Officer and Director

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ANNEX I

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.         Name of Corporation:

Health in Harmony, Inc.

2.         The articles have been amended as follows: (provide article numbers, if available)

First. The name of the Corporation is Life Care Medical Devices Limited.

Fourth. That the total number of stock authorized that may be issued by the Corporation is one hundred ten million (110,000,000), with a par value of one tenth of one cent ($0.001) per share, of which one hundred million (100,000,000) shares shall be a class designated as common stock and of which ten million (10,000,000) shares shall be a class designated as undesignated preferred stock (the “Preferred Stock”). Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors.

The Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

All the Preferred Stock of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board of Directors as hereinabove provided or as fixed herein.

Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment of the Corporation, each one (1) share of the Corporation’s common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall be split into two (2) validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Stock Split”). No certificates representing fractional shares of common stock shall be issued in connection with the Stock Split; any fractional shares which result from the Stock Split will be rounded to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been split, subject to the elimination of fractional share interests as described above.

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3.         The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4.        Effective date of filing: (optional)

5.        Signature: (required)

           Signature of Officer

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